Exhibit 107

Calculation of Filing Fee Tables

FORM S-11

REGISTRATION STATEMENT

(Form Type)

CANTOR FITZGERALD INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class T Common Stock, Class S Common Stock, Class D Common Stock and Class I Common Stock	457(o)			$290,000,000	0.0001102	$31,958
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Class T Common Stock, Class S Common Stock, Class D Common Stock and Class I Common Stock	415(a)(6)			$960,000,000			S-11	333-237327	August 10, 2020	$105,792
	Equity
	Total Offering Amounts					$1,250,000,000		$137,750
	Total Fees Previously Paid							$105,792
	Total Fees Offsets
	Net Fee Due							$31,958